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                                                                  EXHIBIT 4.11



                            THE TIMES MIRROR COMPANY

               [COMMON STOCK] [PREFERRED STOCK] WARRANT AGREEMENT

                 THIS WARRANT AGREEMENT, dated as of ________________, is between The Times Mirror Company, a Delaware corporation (hereinafter called the "Company"), and ________________, as Warrant Agent (herein called the "Warrant Agent").

                 WHEREAS, the Company proposes to sell [if Warrants are sold with other securities -- [title of such other securities being offered] (the "Offered Securities") with] warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase the [Common Stock] [Preferred Stock] of the Company (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

                 WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                 NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:





___________________________

* Complete or modify the provisions of this Warrant Agreement as appropriate to reflect the terms of the Warrants, Warrant Securities and offered Securities.
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                                   ARTICLE 1.

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

                 SECTION 1.01. Issuance of Warrants. [If Warrants alone -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Offered Securities and Warrants -- Warrants shall be [initially] issued in connection with the issuance of the Offered Securities [but shall be separately transferable on and after (the "Detachable Date")] [and shall not be separately transferable], and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Security. If Offered Securities and Warrants -- Warrant Certificates shall be initially issued in units with the Offered Securities, and each Warrant Certificate included in such a unit shall evidence ______ Warrants for each [$__________ in principal amount] [______ shares] of Offered Securities included in such unit.]

                 SECTION 1.02. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated _______________ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, the Chief Executive Officer, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the warrant Certificates.

                 No warrant certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant




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Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

                 The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Offered Securities and Warrants are not immediately detachable -- or upon the register of the Offered Securities prior to the Detachable Date. Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date].

                 SECTION 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate not exceeding _________ Warrant Securities (except as provided in Sections 2.04(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing warrants representing the right to purchase up to ______ Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided.

                 Section 1.04. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company,





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the Warrant Agent shall authenticate and deliver, temporary Warrant
Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificate may determine as appropriate, as evidenced by their execution of such Warrant Certificates.

                 If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or _______________], without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                                  ARTICLE II.

                          WARRANT PRICE, DURATION AND
                              EXERCISE OF WARRANTS

                 SECTION 2.01. Warrant Price. During the period from _______________, through and including _______________, the exercise price of each Warrant will be ____________, subject to adjustment as provided in Section
2.02. Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." Other than as provided in Section 2.02 herein, no adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant.

                 SECTION 2.02.  Adjustments in Warrant Price.

                 (1) The Warrant Price, the number of shares purchasable upon exercise of the Warrants and the number of Warrants outstanding shall be subject to adjustment as follows:

                          (A)     In case the Company shall at any time (i)
declare a dividend on the [Common Stock] [Preferred Stock] in shares of its capital stock, (ii) subdivide its outstanding [Common Stock] [Preferred Stock],
(iii) combine the





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outstanding [Common Stock] [Preferred Stock] into a smaller number of shares or
(iv) issue any shares of its capital stock by reclassification of the [Common Stock] [Preferred Stock] (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving company), the number of shares purchasable upon exercise of each Warrant immediately prior to the date of such event shall be proportionately adjusted so that the holder of each Warrant shall be entitled to receive upon payment of the Warrant Price the aggregate number of shares of the Company that, if such Warrant had been exercised immediately prior to the occurrence of such event, such holder would have owned or have been entitled to receive immediately after the occurrence of such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                          (B)     In case the Company shall issue rights or
warrants to all holders of its [Common Stock] [Preferred Stock] (which rights or warrants are not available on an equivalent basis to holders of the Warrants) entitling them to subscribe for or purchase [Common Stock] [Preferred Stock] at a price per share less than the current market price per share (as defined in subparagraph (E) of this Section), at the record date for the determination of stockholders entitled to receive such rights or warrants, the number of shares purchasable upon exercise of each Warrant shall be adjusted (subject to the limitations contained in subparagraph (G) of this Section) by multiplying the number of shares purchasable upon exercise of each Warrant in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of [Common Stock] [Preferred Stock] outstanding on such date of issue plus the number of additional shares of [Common Stock] [Preferred Stock] to be offered for subscription or purchase and the denominator of which shall be the number of shares of [Common Stock] [Preferred Stock] outstanding on the date of issue plus the number of shares of [Common Stock] [Preferred Stock] that the aggregate offering price of the total number of shares of [Common Stock] [Preferred Stock] so to be offered would purchase at such current market price. Such adjustment shall become effective at the close of business on such record date; provided, however, to the extent that [Common Stock] [Preferred Stock] is not delivered after the expiration of such rights or warrants, the number of shares purchasable upon exercise of each Warrant shall be readjusted (but only with respect to Warrants exercised after such expiration) to the number of shares purchasable upon exercise of each Warrant that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of [Common Stock] [Preferred Stock] actually issued.





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                          (C)     In case the Company shall distribute to all
holders of [Common Stock] [Preferred Stock] (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving company) evidences of its indebtedness or assets (including securities but excluding cash dividends or distributions paid out of retained earnings and dividends payable in [Common Stock] [Preferred Stock]) or subscription rights or warrants (excluding those referred to in subparagraph
(B) of this Section), the number of shares purchasable upon exercise of each Warrant shall be adjusted (subject to the limitations contained in subparagraph
(G) of this Section) by multiplying the number of shares purchasable upon exercise of each Warrant in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current market price per share of [Common Stock] [Preferred Stock] (as defined in subparagraph (E) of this Section) on such record date and the denominator of which shall be such current market price per share of [Common Stock] [Preferred Stock], less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets or subscription rights or warrants so to be distributed that are applicable to one share of [Common Stock] [Preferred Stock]. Such adjustment shall become effective at the close of business on such record date.

                 If after the distribution date (the "Distribution Date") for purposes of distributing to holders of the [Common Stock] [Preferred Stock] any stockholder protection, "poison pill" or other similar rights to subscribe for securities of the Company or any other entity ("Shareholder Rights"), exercising holders of the Warrant are not entitled to receive the Shareholder Rights that would otherwise be attributable (but for the date of exercise) to the shares of [Common Stock] [Preferred Stock] received upon such exercise, then adjustment of the number of shares purchasable upon exercise of each Warrant shall be made under this subparagraph (C) as if the Shareholder Rights were then being distributed to holders of the Company's [Common Stock] [Preferred Stock]. If such an adjustment is made and the Shareholder Rights are later [redeemed,] invalidated or terminated, then a corresponding reversing adjustment shall be made to the number of shares purchasable upon exercise of each Warrant, on an equitable basis, to take account of such event. However, the Company may elect to make provision with respect to the Shareholder Rights so that each share of [Common Stock] [Preferred Stock] issuable upon exercise of each Warrant, whether or not issued after the Distribution Date for such Shareholder Rights, will be accompanied by the Shareholder Rights that would otherwise be attributable (but for the date of exercise) to such shares





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of [Common Stock] [Preferred Stock], in which event the preceding two sentences will not apply. The foregoing provisions shall be applicable to all such rights plan(s) of the Company.

                          (D)     After each adjustment of the number of shares
purchasable upon exercise of each Warrant pursuant to this Section, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares purchasable upon exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so purchasable immediately thereafter.

                          (E)     For the purpose of any computation under
subparagraphs (B) and (C) of this Section, the current market price per share of [Common Stock] [Preferred Stock] on any record date shall be deemed to be the average of the daily closing prices for the five consecutive business days selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For this purpose, the term "'ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the [Common Stock] [Preferred Stock] trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution. The closing price for each date shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the [Common Stock] [Preferred Stock] is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the [Common Stock] [Preferred Stock] is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the [Common Stock] [Preferred Stock] is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

                          (F)     In the case of any (i) consolidation or
merger of the Company with or in to any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of [Common Stock] [Preferred Stock] of the





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Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company or (iii) reclassification, capital reorganization or change of the [Common Stock] [Preferred Stock] (other than solely a change in par value, or from par value to no par value), each holder of any Warrant then outstanding shall have the right thereafter upon exercise of such Warrant to receive only the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of [Common Stock] [Preferred Stock] of the Company for which such Warrant would have been exercised immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of [Common Stock] [Preferred Stock] of the Company is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of [Common Stock] [Preferred Stock] of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (E) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Warrant, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrant. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer, unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing





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provisions, such holder may be entitled to receive under this Section 2.02.

                          (G)     No adjustment in the number of shares
purchasable upon exercise of each Warrant will be made for the issuance of shares of capital stock to employees pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans. No adjustment will be required to be made in the number of shares purchasable upon exercise of each Warrant until cumulative adjustments require an adjustment of at least 1% of such number of shares.

                          (H)     In any case in which this Section 2.02(1)
shall require that an adjustment be made retroactively immediately following a record date, the Company may elect to defer for a reasonable period not to exceed _____ days issuing to the holder of any warrant exercised after such record date the shares of the Company issuable upon such exercise over and above the shares issuable upon such exercise only on the basis of the warrant exercise price prior to adjustment.

                          (I)     Except as herein otherwise expressly
provided, no adjustment in the Warrant Price shall be made by reason of the issuance of shares, or securities convertible into or exchangeable for shares, or securities carrying the right to purchase any of the foregoing or for any other reason whatsoever.

                          (J)     Irrespective of any of the adjustments in the
Warrant Price or the number of shares, Warrant Certificates theretofore issued may continue to express the same prices and number of shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Agreement, and such number of shares specified therein shall be deemed to have been so adjusted.

                 [(2) No fractional shares of [Common Stock] [Preferred Stock] shall be issued upon the exercise of Warrants. If more than one Warrant shall be exercised at one time by the same holder, the number of full shares that shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares purchased pursuant to the Warrants so exercised. Instead of any fractional share of [Common Stock] [Preferred Stock] that would otherwise be issuable upon exercise of any Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price (or bid price if there were no sales) per share of [Common Stock] [Preferred Stock] in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange on the business day that next precedes the day of





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exercise or, if the [Common Stock] [Preferred Stock] is not then listed or admitted to trading on the New York Stock Exchange, an amount equal to the same fraction of the market price per share of [Common Stock] [Preferred Stock] (as determined in a manner described by the Board of Directors of the Company) at the close of business on the business day that next precedes the day of exercise.]

                 (3) Before taking any action that would cause an adjustment decreasing the Warrant Price so that the Warrant Price is below the then par value of the shares of [Common Stock] [Preferred Stock], the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of [Common Stock] [Preferred Stock] at the Warrant Price as so adjusted.

                 (4) Whenever the Warrant Price then in effect is adjusted as herein provided, the Company shall mail to each holder of the Warrants at such holder's address as it shall appear on the books of the Company a statement setting forth the adjusted Warrant Price, then and thereafter effective under the provisions hereof together with the facts, in reasonable detail, upon which such adjustment is based.

                 [(5) In case (i) the Company shall declare a dividend (or any other distribution) on its [Common Stock] [Preferred Stock] payable otherwise than in cash out of its current or retained earnings, or (ii) the Company shall authorize the granting to the holders of its [Common Stock] [Preferred Stock] of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) there is to be any reclassification of the [Common Stock] [Preferred Stock] of the Company (other than a subdivision or combination of its outstanding shares of [Common Stock] [Preferred Stock]), or any consolidation or merger to which the Company is a party as described in
Section 3.04 herein and for which approval of any stockholders of the Company is required, or (iv) any distribution is to be made on or in respect of the [Common Stock] [Preferred Stock] in connection with the dissolution, liquidation or winding up of the Company as described in Section 3.04 herein, then the Company shall mail to each holder of Warrants at such holder's address as it shall appear on the books of the Company, at least (twenty (20) days (or ten (10) days in any case specified in clause (i) or (ii) above)) prior to the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or granting of rights, or, if a record is not to be taken, the date as of which the holders of [Common Stock] [Preferred Stock] of record to be entitled to such dividend, distribution or granting of rights are to be determined, or (y) the date on





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which such reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of [Common Stock] [Preferred Stock] of record shall be entitled to exchange their shares of [Common Stock] [Preferred Stock] for securities or other property deliverable upon such reclassification, consolidation, merger, dissolution, liquidation or winding up. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect any such transaction or any adjustment in the Warrant Price required by this
Section 2.02.]

                 SECTION 2.03. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [_________________] and at or before 5 P.M., [New York City] [Los Angeles] time, on _______________ or such later date as the Company may designate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M., [New York City] [Los Angeles] time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

                 SECTION 2.04.  Exercise of Warrants.

                 (a) During the period specified in Section 2.03, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in [lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at __________], provided that such exercise is subject to receipt within five (5) business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase warrant securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall





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
promptly confirm such telephone advice to the Company in writing.

                 (b) The Warrant Agent shall, from time to time, as promptly as reasonably practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

                 (c) As soon as reasonably practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

                 (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or delivery any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                 (e) Prior to the issuance of any Warrants there shall have been reserved, and the Company shall at all times keep reserved, out of its authorized but unissued Warrant Securities, a number of shares sufficient to provide for the exercise of the Warrant Certificates.

                                  ARTICLE III.

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

                 SECTION 3.01. No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificates or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to





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receive the payment of dividends or distributions, if any, on the Warrant
Securities or to exercise any voting rights.

                 SECTION 3.02. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                 SECTION 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise the Warrants evidenced by such holder's Warrant Certificate in the manner provided in such holder's Warrant Certificate and in this Agreement.

                 SECTION 3.04. Reclassification, Consolidation, Merger, Sale, Conveyance or Lease. In case any of the following shall occur while any Warrants are outstanding: (a) any reclassification or change of the outstanding shares of Warrant Securities (other than solely a change in par value or from par value to no par value), or (b) any consolidation or merger to which the Company is party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of warrant securities issuable upon exercise of the Warrants), or (c) any sale, transfer, conveyance or lease to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a reclassification, change, consolidation, merger, sale, transfer, conveyance or lease as would be received by a holder of the number of shares of Warrant Securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale, transfer, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder that theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities in its own name, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

                 The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such reclassification, change, consolidation, merger, conveyance, transfer or lease complies with the provisions of this Section 3.04.

                                  ARTICLE IV.

                             EXCHANGE AND TRANSFERS
                            OF WARRANT CERTIFICATES

                 SECTION 4.01. Exchange and Transfer of Warrant Certificates. [If Offered Securities with Warrants that are immediately detachable -- Upon] [If Offered Securities with Warrants that are not immediately detachable -- Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security [on the register of the Offered Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent [or _____________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at ________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or _____________] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.
No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration or transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

                 SECTION 4.02. Treatment of Holders of Warrant Certificates. [If Offered Securities and Warrants are not immediately detachable -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of the Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to due presentment of a Warrant Certificate for registration of transfer,] [t][T]he Company and the Warrant Agent may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                 SECTION 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall delivery to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT

                 SECTION 5.01. Warrant Agent. The Company hereby appoints ______________________ as the Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and _________________________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                 SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                 (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) reasonably incurred without negligence or bad faith by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

                 (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                 (c) Counsel. The Warrant Agent may consult with nationally recognized counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                 (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                 (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of

Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under any of the Indentures.

                 (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                 (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

                 (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                 (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of a receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

                 SECTION 5.03. Resignation and Appointment of Successor.

                 (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                 (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall be not less than three (3) months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein, notwithstanding the resignation or removal of the Warrant Agent.

                 (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                 (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                 (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VI.

                           [ACCELERATION OF WARRANTS

                 SECTION 6.01. Acceleration. At any time on or after __________, the Company shall have the right to accelerate any or all Warrants at any time by causing them to expire at the Close of Business on the day next preceding a specified date (the "Acceleration Date"), if the Market Price (as hereinafter defined) of the [Common Stock] [Preferred Stock] equals or exceeds ____ percent (__%) of the then-effective Warrant Price, adjusted as if no changes in such Warrant Price had been made pursuant to Section 2.02, on any twenty (20) Trading Days (as hereinafter defined) within a period of thirty
(30) consecutive Trading Days ending no more than five (5) Trading Days prior to the date on which the Company gives notice to the Warrant Agent of its election to accelerate the Warrants.

                 SECTION 6.02. Determination of Market Price. "Market Price" for each Trading Day shall be the last reported closing price regular way (or, if no such price is reported, the average of the reported closing bid and asked prices regular way) reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the [Common Stock] [Preferred Stock] is not listed or admitted to trading on such Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the [Common Stock] [Preferred Stock] is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ, or such other system then in use, or if on any such date the Shares of [Common Stock] [Preferred Stock] are not quoted by any such organization, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for the purpose. "Trading Day" shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the [Common Stock] [Preferred Stock], as determined by the Board of Directors of the Company.

                 SECTION 6.03. Acceleration of Portion of Warrants. In the event of an acceleration of less than all of the Warrants, the Warrant Agent shall select the Warrants to be accelerated by lot, pro rata or in such other manner as it deems, in its discretion, to be fair and appropriate.

                 SECTION 6.04. Notice. Notice of an acceleration specifying the Acceleration Date, shall be sent by mailing first class, postage prepaid, to each registered holder of a Warrant Certificate representing a Warrant accelerated as such holder's address appearing on the Warrant register not more than sixty (60) days nor less than thirty (30) days before the Acceleration Date. Such notice of an acceleration also shall be given no more than twenty
(20) days, and no less than ten (10) days, prior to the mailing of notice to registered holders of Warrant pursuant to this Section, by publication at least once in a newspaper of general circulation in the City of Los Angeles, California, and the City of New York, New York.

                 SECTION 6.05. Time of Acceleration. Any Warrant accelerated may be exercised until the 5:00 P.M. Los Angeles, California time on the business day next preceding the Acceleration Date. The Warrant Price shall be payable as provided in this Warrant Agreement.]

                                 ARTICLE VII.

                                 MISCELLANEOUS

                 SECTION 7.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the interests of the holders of the Warrant Certificates.

                 SECTION 7.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                 SECTION 7.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to _____________________________, Attention: ____________________ and any
communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to The Times Mirror Company, Times Mirror Square, Los Angeles, California 90053, Attention: ___________ (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

                 SECTION 7.04. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of [California][New York].

                 SECTION 7.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver a Prospectus to the holder of the Warrant Certificate evidencing such Warrant prior or concurrently with the delivery of the Warrant Securities issued upon such exercise. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

                 SECTION 7.06. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                 SECTION 7.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

                 SECTION 7.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 SECTION 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                 SECTION 7.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                 IN WITNESS WHEREOF The Times Mirror Company and ________________________ have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.

                                                   THE TIMES MIRROR COMPANY


                                                 By: ___________________________
                                                         Title:

Attest:



__________________________
Title:
                                                   [Warrant Agent]


                                                 By: ___________________________
                                                         Title:
Attest:


__________________________
Title:

                                                                       EXHIBIT A
                          FORM OF WARRANT CERTIFICATE
                         [FACE OF WARRANT CERTIFICATE]


[Form of Legend if Offered Securities with           Prior to ______________ this Warrant Certificate
Warrants that are not immediately detachable.        cannot be transferred or exchanged unless attached
                                                     to a [Title of Offered Securities].]

[Form of Legend if Warrants are not immediately      Prior to ______________, Warrants evidenced  by
exercisable.                                         this Warrant Certificate cannot be exercised.]

                    EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN

                            THE TIMES MIRROR COMPANY
                              WARRANTS TO PURCHASE
                                  COMMON STOCK

                 VOID AFTER 5 P.M. [NEW YORK CITY TIME][LOS ANGELES TIME], ON
_____________.
                No. ____________                       ____________ Warrants

        This certifies that __________________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [if Offered Securities with Warrants that are not immediately detachable --, subject to the registered owner qualifying as a "holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time [after 5 P.M., [New York City] [Los Angeles] time, on _____________, _________ shares of [Common Stock] [Preferred Stock] (the "Warrant Securities"), of The Times Mirror Company (the "Company") on the following basis: [during the period from ______________, through and including ________________, the exercise price of each Warrant will be ________________, during the period from ___________, through and including _________________,] the exercise price of each Warrant will be _____________ (the "Warrant Price"), subject to such adjustments as provided in Section 2.02 of the Warrant Agreement (as defined below). Other than as provided in Section 2.02 of the Warrant Agreement, no adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant. The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next-day] funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], [or __________], which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein an in the Warrant Agreement (as hereinafter defined).

                 The term "holder" as used herein shall mean [if Offered Securities with Warrants that are not immediately detachable --, prior to ___________ (the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] the person in whose name at the time of this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01 of the Warrant Agreement.

                 Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

                 This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ____________ (the "Warrant Agreement") by and between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ______________].

                 [If Offered Securities with registered Warrants that are not immediately detachable -- Prior to __________________, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] (the "Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this] [if Offered Securities with registered Warrants that are immediately detachable -- Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or ____________] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

                 [If Offered Securities with Warrants that are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable or Warrant alone -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or ___________] for Warrant Certificates representing the same aggregate number of Warrants.

                 This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the warrant securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

                 This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

                 Dated as of _______________

                                                 THE TIMES MIRROR COMPANY


                                                 By: ___________________________
Attest:


__________________________

Countersigned:


__________________________
     As Warrant Agent


By:_______________________
    Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]

                      INSTRUCTIONS FOR EXERCISE OF WARRANT

                 To exercise the Warrants evidenced hereof, the holder must pay in United States dollars [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] [Corporate Trust Department] [insert address of Warrant Agent], Attn. _______ [or ___________], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                    TO BE EXECUTED UPON EXERCISE OF WARRANT

                 The undersigned hereby irrevocably elects to exercise __________ Warrants, evidenced by this Warrant Certificate, to purchase
___________ shares of the [Common Stock] [Preferred Stock] (the "Warrant Securities") of The Times Mirror Company and represents that the undersigned has tendered payment for such Warrant Securities in Dollars [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in [immediately available] [next-day] funds to the order of The Times Mirror Company, c/o [insert name and address of Warrant Agent], in the amount of ___________ in accordance with the terms hereof. The undersigned requests that said amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.
                 If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining warrant evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instruction below.

             Dated: ____________________                          Name ________________________

                                                                  Address _____________________
             ___________________________
             (Insert Social Security or                                   _________________________
             Other Identifying Number of                                    (Signature must conform in all respects
             Holder)                                                        to name of holder as specified on the
             Signature Guaranteed                                           face of this Warrant Certificate and
                                                                            must bear a signature guarantee by a
             ____________________                                           bank, trust company or member broker of
                                                                            the New York or Pacific Stock Exchange)

                 The Warrants evidenced hereby may be exercised at the following addresses:

                   By hand at  _________________________
                               _________________________
                               _________________________
                               _________________________

                   By mail at  _________________________
                               _________________________
                               _________________________
                               _________________________

                                   ASSIGNMENT

                  [FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER
                 DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY]

 FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto

             __________________________                           ________________________
             (Please print name)                                  (Please insert social security or other
                                                                  identifying number


             ___________________________
             (Address)

             ___________________________
             (City, including zip code)



the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ______________ as Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.


Dated:
                                        _____________________________________
                                                   Signature
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Warrant Certificate and
                                        must bear a signature guarantee by
                                        a bank, trust company or member
                                        broker of the New York or Pacific
                                        Stock Exchange)



Signature Guaranteed

_______________________